                                                      Registration No. 333-16465

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ---------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                           -------------------------

                              THE TIMKEN COMPANY
            (Exact name of registrant as specified in its charter)

                Ohio                                        34-0577130
          (State or other jurisdiction of                (I.R.S. Employer
          incorporation or organization)                Identification No.)

               1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
          (Address of principal executive offices including zip code)

                          MPB EMPLOYEES' SAVINGS PLAN
                           (Full title of the plan)

                                Larry R. Brown
                      Vice President and General Counsel
                           1835 Dueber Avenue, S.W.
                           Canton, Ohio  44706-2798
                    (Name and address of agent for service)

                                (330) 438-3000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                         Proposed    Proposed
     Title of                            maximum     maximum
    securities            Amount         offering   aggregate     Amount of
       to be              to be          price per    offering   registration
   registered(1)        registered         share       price         fee
--------------------------------------------------------------------------------
   Common Stock
   without par value   50,000 shares(2)     (3)         (3)           (3)
================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the MPB Employees' Savings Plan.

(2) Includes 25,000 shares of Common Stock originally registered pursuant to the Registration Statement and 25,000 shares of Common Stock hereby registered pursuant to Rule 416(b) under the Securities Act of 1933 in connection with the registrant's stock dividend of one share of Common Stock for each share of Common Stock outstanding on May 16, 1997.

(3) The registration fee was paid and the information relating to its calculation was previously provided with the Registration Statement, as filed with the Securities and Exchange Commission on November 20, 1996.

                               EXPLANATORY NOTE


     This Post-Effective Amendment No. 1 to Registration Statement No. 333-16465 (the "Registration Statement") of The Timken Company, an Ohio corporation (the "Company"), is filed by the Company pursuant to Rule 416(b) under the Securities Act of 1933 to reflect the increase in the number of shares of the Company's common stock, without par value, registered under the Registration Statement as the result of a two-for-one stock split effected pursuant a stock dividend of one share of common stock for each share of common stock outstanding on May 16, 1997.


                                    PART II


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed by the Company or the MPB Employees' Savings Plan (as Amended and Restated as of October 24, 1994), as amended (the "Plan"), with the Securities and Exchange Commission are incorporated herein by reference:

          (1) Annual Report of the Company on Form 10-K for the year ended December 31, 1996;

          (2) Annual Report of the Plan on Form 11-K for the year ended December 31, 1996;

          (3) Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1997, and June 30, 1997;

          (4)  Current Report of the Company on Form 8-K dated April 15, 1997;
               and

          (5) The description of the Company's common stock, without par value, contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating that description.

          All documents that shall be filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 1 of Article IV of the Company's Amended Code of Regulations provides that the Company shall indemnify its directors, officers and employees, and may indemnify its agents, to the fullest extent permitted by law under prescribed conditions and subject to various qualifications. Article IV of the Company's Amended Code of Regulations is set forth in Exhibit 4(b) hereto and is incorporated herein by reference.

          Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to indemnification of directors, officers, employees and agents of an Ohio corporation.

          The Company has entered into contracts with certain of its directors and officers that indemnify them against many of the types of claims that may be made against them. The company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in
Article IV of the Company's Amended Code of Regulations.

ITEM 8.   EXHIBITS.

          4(a)   Amended Articles of Incorporation of the Company (filed as
                 Exhibit 4(a) to the Company's Registration Statement No. 333-02553 on Form S-8 and incorporated herein by reference)

           (b)   Amended Code of Regulations of the Company (filed as Exhibit
                 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

           (c) MPB Employees' Savings Plan (as Amended and Restated as of October 24, 1994) (previously filed as Exhibit 4(b) with the Registration Statement on November 20, 1996)

           (d) Amendment No. 1 to the MPB Employees' Savings Plan (as Amended and Restated as of October 24, 1994) (previously filed as
                 Exhibit 4(c) with the Registration Statement on November 20,
                 1996)

          5      Opinion of Counsel

         23(a)   Consent of Independent Auditors

           (b)   Consent of Counsel (included in Exhibit 5)

         24 Power of Attorney (previously filed with the Registration Statement on November 20, 1996)

         UNDERTAKING:

               The undersigned registrant has submitted the Plan, and will submit any amendments thereto, to the Internal Revenue Service and has made or will make, as the case may be, all changes required by the Internal Revenue Service in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         (a)    The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided,
                                                                   --------
however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
-------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 14th day of August 1997.

                              THE TIMKEN COMPANY


                              By:/S/ GENE E. LITTLE
                                 ----------------------------
                                 Gene E. Little
                                 Vice President - Finance

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                    Title                       Date
        ---------                    -----                       ----
*W. R. Timken, Jr.            Chairman - Board of           August 14, 1997
--------------------------
W. R. Timken, Jr.             Directors; Director

*Joseph F. Toot, Jr.          President and Chief           August 14, 1997
--------------------------
Joseph F. Toot, Jr.           Executive Officer;
                              Director (Principal
                              Executive Officer)

*Gene E. Little               Vice President -              August 14, 1997
--------------------------
Gene E. Little                Finance (Principal
                              Financial and
                              Accounting Officer)

*Robert Anderson              Director                      August 14, 1997
--------------------------
Robert Anderson

                              Director
--------------------------
Stanley C. Gault

*J. Clayburn LaForce, Jr.     Director                      August 14, 1997
--------------------------
J. Clayburn LaForce, Jr.

*Robert W. Mahoney            Director                      August 14, 1997
--------------------------
Robert W. Mahoney

*Jay A. Precourt              Director                      August 14, 1997
--------------------------
Jay A. Precourt

*John M. Timken, Jr.          Director                      August 14, 1997
--------------------------
John M. Timken, Jr.

*Ward J. Timken               Director                      August 14, 1997
--------------------------
Ward J. Timken

*Martin D. Walker             Director                      August 14, 1997
--------------------------
Martin D. Walker

*Charles H. West              Director                      August 14, 1997
--------------------------
Charles H. West

*Alton W. Whitehouse          Director                      August 14, 1997
--------------------------
Alton W. Whitehouse

* This Post-Effective Amendment No. 1 to the Registration Statement has been signed on behalf of the above-named directors and officers of the Company by Gene E. Little, Vice President - Finance of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to the Registration Statement.


DATED:  August 14, 1997                 By:/s/ GENE E. LITTLE
                                           --------------------------------
                                        Gene E. Little, Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the
     --------
Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Keene, State of New Hampshire, on this 14th day of August 1997.

                                   MPB EMPLOYEES' SAVINGS PLAN



                                   By:  /S/ SCOTT C. MATHOT
                                        -------------------------------
                                        Scott C. Mathot
                                        President of
                                        MPB Corporation

                                 EXHIBIT INDEX

Exhibit
Number
-------          Exhibit Description
                 -------------------
 4(a)     Amended Articles of Incorporation of the Company (filed as Exhibit
          4(a) to the Company's Registration Statement No. 333-02553 on Form S-8
          and incorporated herein by reference)

 4(b) Amended Code of Regulations of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1992, and incorporated herein by reference)

 4(c)     MPB Employees' Savings Plan (as Amended and Restated as of October 24,
          1994) (previously filed as Exhibit 4(b) with the Registration
          Statement on November 20, 1996)

 4(d)     Amendment No. 1 to the MPB Employees' Savings Plan (as Amended and
          Restated as of October 24, 1994) (previously filed as Exhibit 4(c) with the Registration Statement on November 20, 1996)

 5        Opinion of Counsel

23(a)     Consent of Independent Auditors

23(b)     Consent of Counsel (included in Exhibit 5 hereto)

24        Power of Attorney (previously filed with the Registration Statement on
          November 20, 1996)